Press Release	Source: Auriga Laboratories, Inc.

Frank R. Greico named CEO of Auriga Laboratories

Thursday January 24, 2008

LOS ANGELES--(MARKETWIRE)--Auriga Laboratories, Inc. (OTCBB:ARGA - News), a specialty pharmaceutical company, announced today that its Board of Directors has appointed Frank R. Greico the company’s Chief Executive Officer and member of the Board of Directors (the “Board”).  Three other senior executive appointments were also announced in conjunction with a reorganization of its executive management team and Board.  These changes are designed to strengthen the Company’s corporate management structure and enhance its ability to fulfill its short and longer-term business objectives.

Effective January 23, 2008, Frank Greico, Auriga’s Chief Financial Officer will assume the additional role of Chief Executive Officer, managing day-to-day operations of the company.  Rick Coulon is promoted to Executive Vice President of Sales & Marketing, leading marketing, field sales, trade and business development. Frank LaSusa is promoted to Vice President of Trade Relations to strengthen Auriga’s strategic relationships with its key trade partners.  In addition, the company has reorganized its management team to provide for greater cross-functional participation, collaboration and strategic decision making across the organization.

“I am honored and excited to be part of the Auriga organization and look forward to working with our management team and Board of Directors to lead the company and drive shareholder value. I want to thank Auriga’s founder, Phil Pesin, with whom I have worked closely since joining the company.  Together with the Auriga team, we have restructured and repositioned the company to take full advantage of current market opportunities and achieve positive operating cash flow – Auriga has a fantastic team and exciting new products to launch,” said Frank Greico.

Philip S. Pesin, Auriga’s Founder, Chairman and CEO has resigned from his position as Chief Executive Officer and Chairman of the Board.  Mr. Greico replaces Mr. Pesin as the management Director on the company’s Board.   Elliot Maza, currently one of Auriga’s independent Directors, has accepted the office of Chairman of the Board, replacing Mr. Pesin in that capacity.

“I am very pleased to announce these promotions and recognize the strong new leadership that has emerged at Auriga,” said Elliot Maza, Chairman of the Board.  “These new executives provide a solid foundation for us to achieve our financial and  strategic initiatives going forward.”

About Auriga Laboratories(TM)

Auriga Laboratories is a specialty pharmaceutical company building an industry changing commission based-sales model. The company’s high-growth business model combines driving revenues through a variable cost commission-based sales structure, acquisition of proven brand names, introduction of new brands, and a strategic development pipeline, all of which designed to enhance its growing direct relationships with physicians nationwide. Auriga’s exclusive prescription and over-the-counter product portfolio includes Aquoral™ for the treatment of Xerostomia, Akurza™, Xyralid™, Zytopic™, and Coraz™ dermatology products, and the Zinx™ Extendryl ®, and Levall ® Families of products for relief of symptoms associated with a range of acute respiratory diseases. For more information, visit www.aurigalabs.com.

Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to the company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause its actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the company’s control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to its operations, results of operations, growth strategy and liquidity. The company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the company’s expectations include, but are not limited to, those factors that are disclosed under the heading “Risk Factors” and elsewhere in documents filed by the company from time to time with the United States Securities and Exchange Commission and other regulatory authorities. Although the company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved and these statements will prove to be accurate. Important factors could cause actual results to differ materially from those included in the forward-looking statements.

Contact:
Auriga Laboratories, Inc.
Investor Relations:
Frank R. Greico, Chief Executive Officer
805-437-7200
investors@aurigalabs.com
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Source: Auriga Laboratories, Inc.